Exhibit 31.4

CERTIFICATION

I, Donald J. Seibel, certify that:

1.	I have reviewed this Amendment No. 1 of the Form 10-K/A of FBL Financial Group, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2021

By	/s/ Donald J. Seibel
Donald J. Seibel
Chief Financial Officer (Principal Financial Officer)